2005 ANNUAL MEETING RESULTS
On December 29, 2005, the RSI Retirement Trust ("Trust") held its Annual Meeting of Trust Participants to consider; (1) the election of two Trustees, each for a term of three years, (2) a revision of the Trust's policy on investments in other investment companies to allow investments as permitted by the Investment Company Act of 1940, and (3) ratification or rejection of Anchin, Block & Anchin LLP as independent accountants of the Trust for the fiscal year ending September 30, 2005.

PROPOSAL 1: ELECTION OF TRUSTEES

Joseph R. Ficalora
  For: 5,819,867
  Against: 8,570
  Abstain: 0

Thomas F. Collins
  For: 5,823,682
  Against: 4,755
  Abstain: 0

PROPOSAL 2: REVISION OF POLICY ON INVESTMENTS IN OTHER INVESTMENT COMPANIES TO ALLOW INVESTMENTS AS PERMITTED BY THE INVESTMENT COMPANY ACT OF 1940

Core Equity Fund
  For: 1,282,667
  Against: 894
  Abstain: 150

Emerging Growth Equity Fund
  For: 615,306
  Against: 534
  Abstain: 486

Value Equity Fund
  For: 799,165
  Against: 228
  Abstain: 46

International Equity Fund
  For: 812,320
  Against: 0
  Abstain: 0

Actively Managed Bond Fund
  For: 1,755,844
  Against: 326
  Abstain: 0

Intermediate-Term Bond Fund
  For: 560,472
  Against: 0
  Abstain: 0

PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

ACCOUNTANT: Anchin, Block & Anchin LLP
  For: 5,192,280
  Against: 632,767
  Abstain: 3,390